Exhibit 99.1

MINDSPEED TECHNOLOGIES TO ACQUIRE PICOCHIP

Combination to Create the Clear Leader in Small Cell Wireless Technology for Next

Generation Mobile Broadband Communications

Transaction Expected to be Accretive to Non-GAAP Earnings per Share in the Second

Half of Calendar Year 2012

NEWPORT BEACH, Calif., January 5, 2012 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced that it is has signed a definitive agreement to acquire U.K.-based Picochip Limited, a leading supplier of integrated system-on-chip (SoC) solutions for small cell base stations, for a purchase price of approximately $51.8 million, plus a potential earnout payment of up to $25 million payable in the first calendar quarter of 2013.

The expected acquisition will create the clear market leader in small cell base station solutions for next generation mobile broadband communications infrastructure, an explosive growth market. Research firm Mobile Experts LLC predicts small cell base station shipments will grow to 24 million units by 2016, creating a market for alternative cells, which could exceed the macrocell market in terms of transceiver unit shipments during the next four years.

Together, Mindspeed and Picochip will offer the most comprehensive portfolio of base station semiconductor solutions on the market, from residential to enterprise to pico/metro applications. Through this timely combination, Mindspeed’s enhanced product roadmap for single- and multi-mode 3G/4G solutions will enable it to capitalize on the rapid acceleration of the small cell wireless base station market, while also addressing comprehensive support for all 3G and 4G global air interface standards. Management estimates the total addressable market for the combined entity will grow to $3.0 billion by 2016. Management also believes technology synergies, operational synergies and opportunities for cross-selling products within each company’s customer base are substantial.

For Picochip, Mindspeed will pay cash of $27.5 million and approximately 5.19 million in new shares of Mindspeed common stock, amounting to approximately 15 percent of outstanding Mindspeed shares, for a total of $24.3 million, based upon the closing price of Mindspeed’s common stock on January 4, 2012. The cash portion of the initial purchase price will be financed in part with bank debt. The terms also include an earnout provision, whereby the purchase price can increase by up to $25 million, contingent on the achievement of certain milestones. The earnout, which is payable in the first calendar quarter of 2013, may be paid in cash, Mindspeed common stock or a combination thereof, at Mindspeed’s discretion.

The transaction has been approved by Mindspeed’s and Picochip’s boards of directors and is subject to certain closing conditions. The transaction is expected to close in the first calendar quarter of 2012. Mindspeed currently expects the acquisition, inclusive of anticipated synergies, to be accretive to non-GAAP earnings per share in the second half of calendar 2012.

Mindspeed Technologies, Inc.

“Our acquisition of Picochip establishes our position as a global leader in wireless infrastructure semiconductor solutions for next generation mobile broadband communications,” said Raouf Y. Halim, chief executive officer of Mindspeed. “It is a great strategic fit for several reasons. First, it positions Mindspeed as the clear leader in small cell base station technology with the industry’s broadest small cell product offering, addressing a significantly expanded market opportunity of $3.0 billion by 2016. Second, it enhances our competitive position as we join our respective 3G/4G technologies to offer single- and multi-mode solutions that we believe will provide us a time-to-market and product performance advantage relative to competitors. Third, it gives us the scale to lead the industry’s move toward fixed/mobile broadband convergence; a trend which we believe will drive revenue and earnings growth for Mindspeed in the future.”

Nigel Toon, chief executive officer and president of Picochip, stated, “Mindspeed is the ideal acquirer for us. Together, we have valuable technology and customer synergies, given Picochip’s carrier-qualified 3G wireless technology leadership with over 70 percent market share in 3G/high-speed packet access (HSPA) and Mindspeed’s proven pathway as the long-term evolution (LTE) small cell pioneer with the Transcede® product family. Our combined resources create one of the largest SoC development groups in the wireless infrastructure sector with complementary intellectual property scale and expertise to deliver the solutions that this fast-moving market demands.”

Raymond James & Associates, Inc. is acting as Mindspeed’s financial advisor, and Wilson Sonsini Goodrich & Rosati, P.C. is serving as Mindspeed’s legal advisor. Barclays Capital is acting as Picochip’s financial advisor and Fenwick & West LLP is serving as Picochip’s legal advisor.

Conference Call and Webcast

Mindspeed will conduct a conference call to discuss the proposed acquisition of Picochip today, Thursday, January 5, 2012, at 6:00 a.m. Pacific Time / 9:00 a.m. Eastern Time. To listen to the conference call via telephone, call 800-369-1935 (domestic) or 312-470-7420 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed’s web site at www.mindspeed.com. Replay of the conference call will be available via telephone for a period of 30 days beginning one hour after the conference call concludes by calling 800-947-6448 (domestic) or 203-369-3538 (international). Replay will also be available in the Investors section of Mindspeed’s web site at www.mindspeed.com during such 30 day period.

About Mindspeed Technologies

Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company’s low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and long-term evolution (LTE) mobile networks. The company’s high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed’s products are sold to original equipment manufacturers (OEMs) around the globe.

About Picochip

Picochip is enabling the next generation of wireless infrastructure. Its picoXcell™ family of optimized silicon devices is the leader in the fast growing market for femtocell access points. Its picoArray™ family of flexible wireless processors is the leading solution for OFDMA-based network equipment, and is backed by comprehensive software support for global standards such as EDGE, HSPA, HSPA+, TD-SCDMA, WiMAX, LTE, cdma2000 and GSM. Located in Bath, UK and Beijing, China, Picochip is re-shaping mobile networks.

Mindspeed Technologies, Inc.

For more information, visit www.picochip.com and Twitter: @picochip_femto.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding our expectations, goals, and intentions with respect to the proposed acquisition of Picochip. Forward-looking statements include, among others: statements concerning the impact of the acquisition on our future non-GAAP earnings per share; anticipated growth in the total addressable markets for Mindspeed and Picochip as a combined entity; the market leadership position of the combined entity; and potential synergies arising from the acquisition. Forward-looking statements are subject to substantial risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. In particular, we cannot provide any assurances that the anticipated revenue and expense synergies of the proposed acquisition will be achieved or that the markets for the products of the combined companies will develop as we currently anticipate. Acquisition transactions are subject to inherent risks and uncertainties, including, among others; risks associated with the successful integration of geographically separate organizations; the ability to integrate the two companies’ technologies; the potential for employee attrition; and the various risks and uncertainties associated with doing business in international markets. Our existing business is also subject to numerous risks and uncertainties independent of the proposed acquisition, including fluctuations in our operating results and future operating losses; loss of or diminished demand from one or more key customers or distributors; our ability to successfully develop and introduce new products; pricing pressures; and the potential for intellectual property litigation. Additional risks and uncertainties that could cause our actual results to differ from those set forth in any forward-looking statements are discussed in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and in our future filings with the SEC.